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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 2 on Form S-4 (File No. 333-75781) of El Paso Energy Corporation (the "Company") of our report dated March 9, 1999, relating to the consolidated financial statements and financial statement schedule appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Houston, Texas
April 30, 1999